UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

Merix Corporation
(Exact name of registrant as specified in its charter)

Oregon	1-33752	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 16, 2010, Merix Corporation (the “Company”) completed its merger (the “Merger”) with Maple Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Viasystems Group, Inc. (“Viasystems”), whereby Merger Sub merged with and into the Company with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Viasystems.  The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of October 6, 2009 (the “Merger Agreement”), by and among the Company, Viasystems and Merger Sub. The following events took place in connection with the consummation of the Merger:

Item 1.02    Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on February 16, 2010, the Company terminated the Loan Agreement and Security Agreement dated as of May 9, 2008, as amended on May 18, 2009 (the “Loan Agreement”), among the Company, Bank of America, N.A., as Administrative Agent, and the lenders thereto, and other related documents. The Company paid a termination fee of $137,500.  Outstanding principal and interest under the Loan Agreement totaled $77,066.57 and was paid in full at the termination of the Loan Agreement.

The agents and certain lenders under the Loan Agreement and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to Merix and its subsidiaries. These parties have received, and may in the future receive, customary compensation from Merix or its subsidiaries for such services.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) on February 16, 2010 that each outstanding share of common stock, no par value per share, of the Company (“Common Stock”) (other than shares of Common Stock held by the Company, Viasystems and Merger Sub, and certain restricted shares granted to directors on August 7, 2009) was converted in the Merger into the right to receive 0.1119086 of a share of Viasystems common stock, and requested that Common Stock be delisted from NASDAQ as of the close of business on February 16, 2010.   With respect to any fractional shares resulting from the conversion, each shareholder will receive $21.61 multiplied by the fractional share interest to which such holder is otherwise entitled.

Item 3.03    Material Modification to Rights of Security Holders.

On February 16, 2010, the Merger was consummated in accordance with the Merger Agreement. The Merger Agreement and related Plan of Merger were approved by the Company’s shareholders at a special meeting of the Company’s shareholders held on February 8, 2010. Under the terms of the Merger Agreement, each outstanding share of Common Stock (other than shares of Common Stock held by the Company, Viasystems and Merger Sub, and certain restricted shares granted to directors on August 7, 2009) was converted in the Merger into the right to receive  0.1119086 of a share of Viasystems common stock, and with respect to any resulting fractional shares, $21.61 multiplied by the fractional share interest to which such holder is otherwise entitled. Upon the effective time of the Merger, holders of Common Stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders in the Company (other than their right to receive the merger consideration).

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2009, and is incorporated herein by reference.

On February 16, 2010, the Company entered into a First Supplemental Indenture with U.S. Bank National Association, as trustee (the “First Supplemental Indenture”), amending and supplementing the Indenture, dated as of May 16, 2006, between the parties relating to the Company’s 4% Convertible Senior Subordinated Notes Due 2013 (the “Notes”).  Among other matters, the First Supplemental Indenture provides that holders will receive shares of Viasystems common stock and cash in lieu of fractional shares upon the conversion, if any, of their Notes under the Indenture in an amount equal to the number of shares of Viasystems common stock and cash in lieu of fractional shares that such holder would have received if such holder converted its Notes immediately prior to the merger.  Under the First Supplemental Indenture, Viasystems has also irrevocably and unconditionally guaranteed all of the Company’s obligations under the Notes and the Indenture.  A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

 Item 5.01    Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Viasystems. The disclosure under Item 3.03 is incorporated herein by reference.  Pursuant to the Merger Agreement, three former directors of the Company will join the board of directors of Viasystems as of the effective time of the Merger.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

As a result of the Merger, all of the directors of the Company immediately prior to the effective time of the Merger resigned from their position as director and any committees of which they were a member, as of the effective time of the Merger. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices. Upon completion of the Merger, the directors of Merger Sub became the directors of the Company.

In addition, all officers of Merger Sub immediately prior to the effective time of the Merger became officers of the Company, as of the effective time of the Merger.

Item 5.03    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s articles of incorporation were amended and restated in their entirety. The restated articles of incorporation of the Company are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, the bylaws of Merger Sub were amended and restated in their entirety. The amended and restated bylaws of the Company are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Merix Corporation.
3.2	Amended and Restated Bylaws of Merix Corporation.
4.1	First Supplemental Indenture, dated as of February 16, 2010 among Merix Corporation, Viasystems Group, Inc. and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)
Date: February 16, 2010	By:	/S/ Kelly E. Lang
Kelly E. Lang
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Merix Corporation.
3.2	Amended and Restated Bylaws of Merix Corporation.
4.1	First Supplemental Indenture, dated as of February 16, 2010 among Merix Corporation, Viasystems Group, Inc. and U.S. Bank National Association, as trustee.